Exhibit 10.1
                                                                    ------------




                             HELLER FINANCIAL, INC.
                                 500 WEST MONROE
                             CHICAGO, ILLINOIS 60661



                                          July 30, 2001



The Fuji Bank, Limited
1-5-5, Otemachi,
Chiyoda-ku, Tokyo
100-0004, Japan

The Fuji Bank, Limited
New York Branch
Two World Trade Center
79th Floor
New York, New York 10048

General Electric Capital Corporation
260 Long Ridge Road
Stamford, Connecticut 06927


            Re:   Assignment and Assumption of Amended and
                  ----------------------------------------
                  Restated Keep Well Agreement
                  ----------------------------

Dear Sirs:

            Reference is made to the (i) Amended and Restated Keep Well Agreement between The Fuji Bank, Limited, a Japanese banking corporation, acting by and through its New York Branch (collectively, "Fuji") and Heller Financial, Inc., a Delaware corporation (the "Company"), dated as of April 15, 1998 (the "Keep Well Agreement"), (ii) Agreement and Plan of Merger among General Electric Capital Corporation, a Delaware corporation ("Parent"), Hawk Acquisition Corp., a Delaware corporation ("Purchaser") and the Company, dated as of the date hereof (the "Merger Agreement"), and (iii) Support Agreement among Parent, Purchaser and Fuji America Holdings, Inc., a Delaware corporation ("Fuji America"), dated as of the date hereof (the "Support Agreement"). Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Merger Agreement.

            In consideration of the representations, covenants and agreements set forth herein, in the Merger Agreement and in the Support Agreement, and for good and valuable




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consideration hereby acknowledged, the signatories hereto, intending to be legally bound, hereby agree as follows:

            Effective on the date upon which Purchaser shall accept for payment all of the Shares tendered by Fuji America in the Offer (the "Effective Date"),
(i) Fuji hereby unconditionally and irrevocably assigns, and transfers to Parent, all of Fuji's right and interest in and under the Keep Well Agreement including, without limitation, all rights, liabilities and obligations whatsoever of Fuji under or arising from the Keep Well Agreement, any restatement thereof, amendment thereto or transaction contemplated thereby, (the "Assignment") and Parent hereby unconditionally and irrevocably accepts the Assignment, (ii) Parent hereby expressly, unconditionally and irrevocably assumes, and agrees to perform or discharge in accordance with its terms, to the extent not heretofore or theretofore performed or discharged, any and all obligations and liabilities arising in connection with the operation of, or related in any manner whatsoever to, the Keep Well Agreement, any amendment thereto, restatement thereof or transaction contemplated thereby, whether fixed or contingent, known or unknown, arising by law or by contract or otherwise (the "Assumed Obligations") and Parent shall observe, perform and be bound by all of the terms, conditions, representations, warranties, covenants and agreements which are binding upon, and to be observed and performed by, Fuji prior to the Assignment and assumption of Assumed Obligations, in the same manner and with the same force and effect as if Parent had been the original obligor, (iii) Parent hereby agrees to indemnify Fuji and its affiliates and their respective directors, officers, employees, agents and controlling persons (Fuji and each such person being an "Indemnified Party") from and against any and all losses, obligations, demands, debts, dues, claims, damages and liabilities whatsoever, joint or several, to which such Indemnified Party may become subject related to or arising out of the Keep Well Agreement, any amendment thereto, restatement thereof or transaction contemplated thereby and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Parent (the "Fuji Losses"), and in connection therewith each Indemnified Party shall reasonably cooperate with Parent; provided, however, that Parent shall not indemnify the Indemnified Parties for any Fuji Losses whatsoever insofar as they arise as a result of Fuji's breach of the representations and warranties contained in the first succeeding paragraph, and (iv) the Company hereby agrees to the assignment of the Keep Well Agreement by Fuji to Parent, the release of Fuji from any and all obligations and liabilities whatsoever under or arising from the Keep Well Agreement, any restatement thereof, amendment thereto or transaction contemplated thereby, and the waiver of the provisions of Section 4 of the Keep Well Agreement as they would apply to the tender of Shares by Fuji America in the Offer.

            Fuji represents and warrants to Parent as of the date hereof and as of the Effective Date that there are no outstanding shares of NW Preferred Stock or Liquidity Advance Notes (as such terms are defined in the Keep Well Agreement) under the Keep Well Agreement and that it has not been notified that it will be required to purchase any such shares of NW Preferred Stock or Liquidity Advance Notes in the future.

            Following the date hereof, neither Fuji nor the Company shall modify, amend or grant waivers under the Keep Well Agreement without Parent's prior written consent.




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Notwithstanding anything to the contrary contained in the second preceding paragraph, Parent shall not be liable for any obligations, actions, causes of action, suits, debts, dues, losses, damages or demands whatsoever arising from the breach by Fuji of the covenants contained in this paragraph.

            This letter agreement shall automatically terminate upon the earlier to occur of the termination of the Support Agreement without the purchase of any Shares thereunder or the termination of the Merger Agreement.

            Each signatory to this letter agreement hereby represents and warrants to each other signatory that the execution, delivery and performance of this letter agreement by such person (i) has been duly authorized by such person and constitutes a legal, valid and binding obligation of such person enforceable against such person in accordance with its terms, (ii) does not and will not require any consent, approval, authorization or other order of, filing with or notification to, any governmental entity or other person and, (iii) does not and will not conflict with, or result in a breach of, any provision of the respective organizational documents of such person, any law or governmental order applicable to such person, or any contract or agreement to which such person is bound.

                                    * * *

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            This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and performed entirely in that state.

                                          Very truly yours,

                                          HELLER FINANCIAL, INC.


                                          /s/ Robert E. Radway
                                          ------------------------------
                                          Name:   Robert E. Radway
                                          Title:  Executive Vice President



Accepted and agreed as of the date first set forth above:


THE FUJI BANK, LIMITED


/s/ Michio Ueno
------------------------------
Name:   Michio Ueno
Title:  Managing Director



THE FUJI BANK, LIMITED, NEW YORK BRANCH


/s/ Takashi Makimoto
------------------------------
Name:   Takashi Makimoto
Title:  General Manager



GENERAL ELECTRIC CAPITAL CORPORATION


/s/ Mark H.S. Cohen
------------------------------
Name:   Mark H.S. Cohen
Title:  Vice President









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